UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

Bellicum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Reed Road, Ste. 160, Houston, TX 77051

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 832-384-1100

2130 W. Holcombe Blvd., Ste. 800, Houston, TX 77030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BLCM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this report, “we,” “us” and “our” refer to Bellicum Pharmaceuticals, Inc.

Item 2.02	Results of Operations and Financial Condition.

While we have not finalized our full financial results for the quarter ended September 30, 2020, we expect to report that we had approximately $54.6 million of cash, cash equivalents and restricted cash as of September 30, 2020. This amount is preliminary, has not been audited and is subject to change in connection with the completion of our unaudited financial statements for the quarter ended September 30, 2020. In addition, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto.

Item 8.01	Other Events.

On October 29, 2020, we issued a press release (the “Press Release”) providing program updates, including interim data from our BPX-601 dose-escalation clinical trial in patients with relapsed/refractory metastatic pancreatic cancer, and announcing the implementation of our restructuring plan, including a reduction in staff, to focus our efforts on our clinical GoCAR-T® product candidates. The Press Release is attached hereto as Exhibit 99.1

We are filing the updated company presentation (the “Presentation”), attached hereto as Exhibit 99.2, to provide updates regarding, among other things, interim data from our BPX-601 dose-escalation clinical trial and the implementation of our restructuring plan.

Reference is made to the information contained in Item 2.02 of this Current Report on Form 8-K, which is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this report that are not historical facts may be considered “forward-looking statements,” including, but not limited to, statements regarding our preliminary unaudited cash, cash equivalents and restricted cash as of September 30, 2020. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology. Forward-looking statements are based on current expectations of management and upon what management believes to be reasonable assumptions based on information currently available to it, and are subject to risks and uncertainties. Such risks and uncertainties may cause actual results to differ materially from the expectations set forth in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks related to preliminary financial results, including the risks that the preliminary financial results reported herein reflect information available to us only at this time and may differ from actual results, including in connection with our completion of financial closing procedures, risks associated with market conditions, risks and uncertainties associated with our business and finances in general, risks associated with the COVID-19 global pandemic, as well as other risks detailed in our recent filings on Forms 10-K and 10-Q with SEC. We undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Bellicum Pharmaceuticals, Inc. on October 29, 2020

99.2	Slide Presentation of Bellicum Pharmaceuticals, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: October 29, 2020	By:	/s/ Richard A. Fair
Richard A. Fair
President and Chief Executive Officer
(Principal Executive Officer)